CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports on Dreyfus Emerging Markets Fund and Dreyfus International Growth Fund dated July 9, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-58248) of Dreyfus International Funds, Inc.



                                        ERNST & YOUNG LLP


New York, New York
September 26, 2001